JOHN HANCOCK FUNDS II

              AMENDMENT TO AMENDED AND RESTATED ADVISORY AGREEMENT


    AMENDMENT made this ___ day of _____, 2006, to the Advisory Agreement dated October 17, 2005, as amended, between John Hancock Funds II, a Massachusetts business trust (the "Trust") and John Hancock Investment Management Services, LLC (formerly, Manufacturers Securities Services, LLC), a Delaware limited liability company ("MSS" or the "Adviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.  CHANGE IN APPENDIX A

    Appendix A to this Agreement is revised to add the advisory fees of the following funds:

    500 Index Fund
    Lifecycle 2010 Portfolio
    Lifecycle 2015 Portfolio
    Lifecycle 2020 Portfolio
    Lifecycle 2025 Portfolio
    Lifecycle 2030 Portfolio
    Lifecycle 2035 Portfolio
    Lifecycle 2040 Portfolio
    Lifecycle 2045 Portfolio
    Lifecycle 2050 Portfolio
    Lifecycle Retirement Portfolio


2.  EFFECTIVE DATE

    This Amendment shall become effective with respect to each fund set forth above (individually, a "Fund") on the later of:

(i) the date of its execution, (ii) approval by the Board of Trustees of the Trust of this Amendment, and (iii) if applicable, the date of the meeting of shareholders (or sole shareholder, if applicable) of the Fund called for the purpose of voting on this Amendment, at which meeting this Amendment shall have been approved by the vote of a majority of the outstanding voting securities (as defined in the Investment Company Act of 1940, as amended) of the Fund.

John Hancock Funds II


By:
         Name:
         Title:

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:  John Hancock Life Insurance Company (U.S.A.), Managing Member


By:
         Name:
         Title:

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                                   APPENDIX A

                                (500 Index Fund)

    The Adviser shall serve as investment adviser for the Fund of the Trust listed below. The Trust will pay the Adviser, as full compensation for all services provided under this Agreement with respect to the Fund, the fee computed separately for such Fund at an annual rate as follows (the "Adviser Fee").

    The term Aggregate Net Assets in the chart below includes the net assets of the Fund of the Trust. It also includes the net assets of one or more other portfolios, but in each case only for the period during which the subadviser for the Fund also serves as the subadviser for the other portfolio(s) and only with respect to the net assets of such other portfolio(s) that are managed by the subadviser.

    For purposes of determining Aggregate Net Assets and calculating the Adviser Fee, the net assets of the Fund and each other fund of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

    The Adviser Fee for the Fund shall be based on the applicable annual fee rate for the Fund which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Adviser Fee for each Fund shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Fund. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

    If, with respect to any Fund, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

500 Index Fund: 0.470% -- first $500 million; and 0.460% -- excess over $500 million

(Aggregate Net Assets include the net assets of the 500 Index Fund and the 500 Index Trust, a series of John Hancock Trust)


                             (Lifecycle Portfolios)


The Adviser shall serve as investment adviser for each Lifecycle Portfolio listed below.

                  Lifecycle 2010 Portfolio
                  Lifecycle 2015 Portfolio
                  Lifecycle 2020 Portfolio
                  Lifecycle 2025 Portfolio
                  Lifecycle 2030 Portfolio
                  Lifecycle 2035 Portfolio
                  Lifecycle 2040 Portfolio
                  Lifecycle 2045 Portfolio
                  Lifecycle 2050 Portfolio
                  Lifecycle Retirement Portfolio
                  (collectively, the "Lifecycle Portfolios")


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The Trust will pay the Adviser,  as full  compensation for all services provided under this Agreement with respect to each Lifecycle Portfolio, a fee computed separately for each Lifecycle Portfolio as follows (the "Adviser Fee").

The Adviser Fee has two components: (a) a fee on assets invested in Affiliated Funds (as defined below) ("Affiliated Fund Assets") and (b) a fee on assets not invested in Affiliated Funds ("Other Assets").

The fee on Affiliated Fund Assets is stated as an annual percentage of the current value of the aggregate Affiliated Fund assets of all the Lifecycle Portfolios determined in accordance with the following schedule and that rate is applied to the Affiliated Fund Assets of each Lifecycle Portfolio.

Fee Table for Affiliated Fund Assets
                                               First         Excess over
                                        $7.5 billion        $7.5 billion
Aggregate   Assets  of  Lifecycle
Portfolios invested in Affiliated             0.050%              0.040%
Funds*
*Affiliated Funds are those funds advised by the Adviser or by an adviser that is under common control with the Adviser.

The fee on Other Assets is stated as an annual percentage of the current value of the aggregate Other Assets of all the Lifecycle Portfolios determined in accordance with the following schedule and that rate is applied to the Other Assets of each Lifecycle Portfolio.

Fee Table for Other Assets
                                               First         Excess over
                                        $7.5 billion        $7.5 billion
Aggregate   Assets  of  Lifecycle
Portfolios invested in Other Assets           0.500%              0.490%

    The terms "Aggregate Assets of Lifecycle Portfolios invested in Affiliated Funds" and "Aggregate Asset of Lifecycle Portfolios in Other Assets" (collectively, "Aggregate Net Asset") in the schedule above include the net assets of the particular Lifecycle Portfolio. These terms also includes the net assets of each of the other Lifecycle Portfolios, but in each case only for the period during which the subadviser for the particular Lifecycle Portfolio also serves as the subadviser for the other Lifecycle Portfolios and only with respect to the net assets of such other Lifecycle Portfolios that are managed by the subadviser.

    For purposes of determining Aggregate Net Assets and calculating the fee on Affiliated Fund Assets and the fee on Other Assets, the net assets of each Lifecycle Portfolio invested in Affiliated Funds and the net assets of each Lifecycle Portfolio invested in Other Assets are determined as of the close of business on the previous business day of the Trust.

    The fee on Affiliated Funds Assets for each Lifecycle Portfolio shall be based on the applicable annual Affiliated Funds fee rate for the Lifecycle Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Affiliated Funds Fee Table to the applicable portions of Aggregate Assets Invested in Affiliated Funds divided by (ii) Aggregate Assets Invested in Affiliated Funds (the "Applicable Annual Affiliated Funds Fee Rate").


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

    The fee on Other Assets for each Lifecycle Portfolio shall be based on the applicable annual Other Assets fee rate for the Lifecycle Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the Fee Table for Other Assets to the applicable portions of Other Assets divided by (ii) Aggregate Assets Invested in Other Assets (the "Applicable Annual Other Assets Fee Rate").

    The fee on Affiliated Fund Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Affiliated Funds Fee Rate, and multiplying this product by the Affiliated Fund Assets of the Lifecycle Portfolio. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

    The fee on Other Assets for each Lifecycle Portfolio shall be accrued and paid daily to the Adviser for each calendar day. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Other Assets Fee Rate, and multiplying this product by the Other Assets of the Lifecycle Portfolios. Fees shall be paid either by wire transfer or check, as directed by the Adviser.

    The daily Adviser Fee for each Lifecycle Portfolio shall be the sum of the daily fee on Affiliated Fund Assets and the daily fee on Other Assets.

    If, with respect to any Lifecycle Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Affiliated Funds Fee Rate or the Applicable Annual Other Assets Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.


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